UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Adagio Therapeutics, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40703	83-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 819-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 18, 2022, the Board of Directors (the “Board”) of Adagio Therapeutics, Inc. (the “Company”) appointed Jane Pritchett Henderson, the Company’s principal financial officer, to serve as the Company’s Chief Business Officer. Ms. Henderson will also continue to serve as the Company’s Chief Financial Officer. In connection with Ms. Henderson’s appointment as Chief Business Officer, the Board approved an increase in Ms. Henderson’s annual base salary to $510,000.

Ms. Henderson’s employment agreement (the “Employment Agreement”), which was amended and restated in connection with the Company’s initial public offering, provides that Ms. Henderson is eligible for an annual target bonus of 40% of her base salary. Subject to certain exceptions, in the event that Ms. Henderson’s employment is terminated by the Company without “cause” or by her for “good reason” (as such terms are defined in the Employment Agreement), and subject to the delivery to the Company of a separation agreement that includes a general release of claims, Ms. Henderson will receive cash severance equal to nine months of her base salary, as well as her target bonus if termination occurs after completion of the calendar year but prior to payment of such bonus, and nine months continuation of benefits. Ms. Henderson will also be entitled to delayed forfeiture of unvested time-based equity awards until 90 days after the date of termination. The Employment Agreement also provides for certain additional severance benefits in the event of certain terminations in connection with a “change in control” (as defined in the Company’s 2021 Equity Incentive Plan).

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Henderson has also entered into an indemnification agreement in the form previously approved by the Board, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on August 2, 2021.

Item 8.01	Other Events.

On March 18, 2022, the Company issued a press release announcing that it will hold its 2022 Annual Meeting of Stockholders virtually at 8:30 a.m. Eastern Time on May 26, 2022. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement, by and between the Registrant and Jane Pritchett Henderson, dated August 5, 2021

99.2	Press Release, dated March 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Therapeutics, Inc.

Dated: March 21, 2022	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary